UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2026

ONAR Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-56012	47-2200506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd, 5th Floor Miami, FL 33132

(Address of principal executive office)

Registrant’s telephone number, including area code (213) 437-3081

_______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ONAR	OTC Pink Limited Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on November 7, 2025, Jeffrey L. Feinberg Personal Trust, a California trust (the “Trust”), filed a complaint against ONAR, LLC, a Delaware limited liability company (“ONAR LLC”) and wholly owned subsidiary of ONAR Holding Corporation, a Delaware corporation (the “Company”), in the Superior Court of the State of Delaware, Case No. N25C-11-060 SPL. The Trust alleged breach of contract and unjust enrichment (the “Alleged Breach”) related to a Senior Secured Promissory Note dated as of March 18, 2024 (the “Note”), originally issued by Integrum Group, LLC (ONAR LLC’s predecessor entity) pursuant to which the Trust loaned ONAR LLC the principal amount of $1,500,000. The Trust further alleged that the Note matured on March 18, 2025, and that the amounts due thereunder had not been repaid. The Company disputed the claims asserted.

On July 16, 2026, ONAR LLC, the Trust, the Company, Claude Zdanow, the CEO of the Company (“Zdanow”), and Jeffrey L. Feinberg (“Feinberg”, together with ONAR LLC, the Trust, the Company and Zdanow, the “Parties”) entered into a settlement agreement and mutual release (the “Settlement Agreement”), effective as of July 13, 2026, pursuant to which, among other things, the Company agreed to pay the Trust or its designee $1,500,000 in principal, plus simple interest thereon at 18% per annum from March 18, 2024. Interest shall be computed on the basis of actual days elapsed and a 365-day year, and shall accrue solely on the unpaid principal balance, and shall not be compounded or capitalized. No interest shall accrue on accrued but unpaid interest. The Settlement Agreement provides for (i) an initial payment of $50,000 within one business day of execution of the Settlement Agreement, (ii) a second payment of $300,000 by no later than August 30, 2026, (iii) the remaining balance to be paid in fourteen (14) quarterly installments of $75,000, and (iv) a final true-up payment due on the first business day of February 2030 covering any then-remaining unpaid principal and accrued but unpaid interest.

The Settlement Agreement further provides for the dismissal of the legal action as to the Company and the Trust and a mutual release by all Parties of claims relating to the Alleged Breach or arising prior to the Settlement Agreement. The Parties further agreed to refrain from disparaging statements regarding any other party, or its respective directors, officers, employees, managers, members or trustees, excepting any statements necessitated by any court proceeding. The Trust and Feinberg also agreed not to engage in any short sale of securities of the Company or to sell or otherwise dispose of, on any single trading day, shares of ONAR Holding common stock in an amount exceeding 10% of the average daily reported trading volume of ONAR Holding common stock over the five (5) trading days immediately preceding such sale.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*

Settlement Agreement and Mutual Release, entered into on July 16, 2026, and effective as of July 13, 2026, between ONAR, LLC, Jeffrey L. Feinberg Personal Trust, the Company and the other signatories thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits so furnished.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONAR Holding Corporation
(Registrant)

Date: July 22, 2026	By:	/s/ Claude Zdanow
	Name:	Claude Zdanow
	Title:	Chief Executive Officer

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